Exhibit 10.4

AMENDMENT NO. 10 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 4th day of May, 2012, by and between UNWIRED PLANET, INC. (formerly Openwave Systems Inc.), a Delaware corporation (“Borrower”) and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined below).

RECITALS

J. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 23, 2009 (as amended to date and as may be further amended, restated, supplement or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

K. Pursuant to that certain Certificate of Ownership and Merger Merging Unwired Planet, Inc. with and into Openwave Systems Inc. filed with the Secretary of State of the State of Delaware on April 27, 2012, Openwave Systems Inc. changed its name to Unwired Planet, Inc.

L. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

M. Subject to the representations and warranties of Borrower, and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

4. Amendment to Loan Agreement.

4.1 Section 2.1.2(a) (Letters of Credit Sublimit).

“(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the Revolving Line, minus (ii) the outstanding principal amount of any Advances (including the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit issued in U.S. Dollars and 110% of the face amount of all such Letters of Credit issued in a Foreign Currency plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.”

4.2 Section 2.5(c) (Unused Revolving Line Facility Fee). Section 2.5(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Reserved.”

4.3 Section 6.7(b) (Financial Covenants). Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Liquidity Coverage Ratio. Maintain at all times, to be tested as of the last day of each calendar month, a minimum ratio of (i) unrestricted cash, Cash Equivalents and short and long-term investments (with the exception of auction rate securities), in each case, held with Bank or Bank’s Affiliates, to (ii) aggregate Obligations (exclusive of cash management services and foreign exchange contracts), of not less than 2.00:1.00.

(b) Reserved.”

1.2 Section 13.1 (Definitions). The following definition in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

““Revolving Line” is an Advance or Advances in an amount equal to Eighteen Million Dollars ($18,000,000).”

““Availability Amount” is the Revolving Line.”

1.3 Section 13.1 (Definitions). The following definitions and all references thereto in the Loan Agreement are hereby deleted:

“Borrowing Base”

“Unused Revolving Line Fee”

1.4 Exhibit C (Compliance Certificate). The form of Compliance Certificate (Exhibit C to the Loan Agreement) is amended and restated in its entirety and attached hereto as Exhibit A.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and by-laws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the date hereof, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall be deemed effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	UNWIRED PLANET, INC., a Delaware corporation

	By	/s/ Anne Brennan
	Name:	Anne Brennan
	Title:	CFO

BANK:	SILICON VALLEY BANK

	By	/s/ Nick Tsiagkas
	Name:	Nick Tsiagkas
	Title:	Relationship Manager